As Filed with the Securities and Exchange Commission on May 6, 2002
                                          Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           ------------------------



                               VIVENDI UNIVERSAL
            (Exact name of registrant as specified in its charter)



            France                                     None
  (State or other jurisdiction           (I.R.S. Employer Identification No.)
of incorporation or organization)


                            42, avenue de Friedland
                         75380 Paris Cedex 08, France
                              33 (1) 71 71 10 00
                   (Address of Principal Executive Offices)
                           ------------------------

                      Vivendi Universal Stock Option Plan
                             (Full Title of Plans)
                           ------------------------

                      Vivendi Universal U.S. Holding Co.
                               800 Third Avenue
                                   7th Floor
                           New York, New York 10022
                                (212) 572-7000
                             Attention: President
 (Name, address and telephone number, including area code, of agent for service)

                           ------------------------

                                  Copies To:


      Faiza J. Saeed                                   Elena Baxter
  Cravath, Swaine & Moore                               Bredin Prat
     Worldwide Plaza                              130, rue du Faubourg
    825 Eighth Avenue                                 Saint-Honore
  New York, NY 10019-7472                           Paris, 75008 France
     (212) 474-1000                                33 (1) 44 35 35 35


                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
    Title of        Amount    Proposed maximum   Proposed maximum     Amount of
   securities       to be   offering price per aggregate offering  registration
to be registered registered     share (1)           price (1)           fee
---------------- ---------- ------------------ ------------------  ------------
Ordinary Shares,  6,000,000       $30.72           $184,020,000      $16,929.84
with a nominal    shares
value of
(euro) 5.50
per share (2)
-------------------------------------------------------------------------------
(1) Estimated in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, solely for purposes of calculating the registration fee, on the basis of the average of the high and low sale prices on the New York Stock Exchange on May 2, 2002 for American Depositary Shares of the Registrant, each of which represents one Ordinary Share.

(2) The Vivendi Universal ordinary shares being registered hereby may be represented by Vivendi Universal's American Depositary Shares. A separate Registration Statement on Form F-6, as amended, has been filed in connection with Vivendi Universal's American Depositary Shares. Each of Vivendi Universal's American Depositary Shares currently represents one ordinary share of Vivendi Universal.

-------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the "Commission"). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents previously filed with the Commission by the Registrant are hereby incorporated by reference and shall be deemed a part hereof:

          (a) Vivendi Universal's Form 20-F (File No. 001-16301) filed on July 2, 2001.

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Registrant's fiscal year ended December 31, 2000.

          (c) The description of Vivendi Universal ordinary shares, nominal value (Euro)5.50 per share, contained in the Registrant's Form 8-A filed December 29, 2000.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained herein or in any document to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     None.

Item 6.  Indemnification of Directors and Officers.

     The French commercial code provides that any clause of a corporation's statuts that conditions legal proceedings against the members of its board of directors or the chief executive officer on the prior approval or on the authorization of the general shareholders' meeting or which provides in advance for the waiver of such proceedings is void. The French commercial code also provides that a resolution adopted at a general shareholders' meeting cannot cause the extinction of an action brought against the members of the board of directors for damages due to breach of duty in their official capacity. The Registrant has Directors and Officers liability insurance that provides $200 million of protection for its officers and directors.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     Unless otherwise indicated below as incorporated by reference to another filing of the Registrant with the Commission, each of the following is filed herewith:


Exhibit Number                    Description

4.1 Vivendi Universal Restated Corporate statuts (unofficial English translation) (previously filed as an Exhibit to Vivendi Universal's Form 20-F filed on July 2, 2001 (and incorporated herein by reference)).

4.2 Deposit Agreement dated as of April 19, 1995, as amended and restated as of September 11, 2000, as further amended and restated as of December 8, 2000 among Vivendi Universal, S.A., The Bank of New York, as depositary, and all the Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder (previously filed as an Exhibit to Vivendi Universal's Registration Statement on Form 8-A dated December 29, 2000 (and incorporated herein by reference)).

23.1           Consent of RSM Salustro Reydel and Barbier Frinault & Cie.

23.2           Consent of RSM Salustro Reydel.

24.1           Power of Attorney (included on the signature page hereto).

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 3rd day of May, 2002.



                                        VIVENDI UNIVERSAL


                                        By /s/ George E. Bushnell, III
                                           --------------------------------
                                           Name: George E. Bushnell, III
                                           Title: Vice President

     We, the undersigned officers and directors of Vivendi Universal, S.A., hereby severally constitute and appoint Jean-Marie Messier, Jean-Francois Dubos and George E. Bushnell III and each of them singly, our true and lawful attorneys-in-fact, with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement filed herewith and any and all amendments to said Registration Statement, and any registration statement in connection with this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Vivendi Universal, S.A. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto (or such registration statement filed pursuant to Rule 462(b)).

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and this Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.


Signature                             Title                       Date
---------                             -----                       ----

/s/ Jean-Marie Messier         Chairman of the Board of           May 3, 2002
------------------------       Directors and Chief Executive
Jean-Marie Messier             Officer

/s/ Guillaume Hannezo          Chief Financial Officer            May 3, 2002
------------------------       (Principal Financial and
Guillaume Hannezo              Accounting Officer)


/s/ Dominique Gibert           Senior Vice President,             May 3, 2002
------------------------       Finance (Deputy Chief Financial
Dominique Gibert               Officer)



------------------------       Director and Co-Chief Operating
Pierre Lescure                 Officer


/s/ Eric Licoys
------------------------       Director and Co-Chief Operating    May 3, 2002
Eric Licoys                    Officer



------------------------       Director
Bernard Arnault


/s/ Jean-Louis Beffa
------------------------       Director                           May 3, 2002
Jean-Louis Beffa


/s/ Edgar Bronfman, Jr.
------------------------       Director and Vice-Chairman of      May 3, 2002
Edgar Bronfman, Jr.            the Board of Directors


/s/ Edgar M. Bronfman
------------------------       Director                           May 3, 2002
Edgar M. Bronfman


/s/ Richard H. Brown
------------------------       Director                           May 3, 2002
Richard H. Brown


/s/ Jean-Marc Espalioux
------------------------       Director                           May 3, 2002
Jean-Marc Espalioux


/s/ Philippe Foriel-Destezet
------------------------       Director                           May 3, 2002
Philippe Foriel-Destezet


/s/ Jacques Friedman
------------------------       Director                           May 3, 2002
Jacques Friedmann



------------------------       Director
Esther Koplowitz

/s/ Marie-Josee Kravis
------------------------       Director                           May 3, 2002
Marie-Josee Kravis


/s/ Henri Lachmann
------------------------       Director                           May 3, 2002
Henri Lachmann


/s/ Samuel Minzberg
------------------------       Director                           May 3, 2002
Samuel Minzberg


------------------------       Director
Simon Murray


------------------------       Director
Serge Tchuruk


/s/ Rene Thomas
------------------------       Director                           May 3, 2002
Rene Thomas


/s/ Marc Vienot
------------------------       Director                           May 3, 2002
Marc Vienot


/s/ George E. Bushnell, III
---------------------------    Authorized Representative in the   May 3, 2002
George E. Bushnell, III        United States

                                  EXHIBIT INDEX

Exhibit Number            Description
--------------            -----------

4.1 Vivendi Universal Restated Corporate statuts (unofficial English translation) (previously filed as an Exhibit to Vivendi Universal's Form 20-F filed on July 2, 2001 (and incorporated herein by reference)).

4.2 Deposit Agreement dated as of April 19, 1995, as amended and restated as of September 11, 2000, as further amended and restated as of December 8, 2000 among Vivendi Universal, S.A., The Bank of New York, as depositary, and all the Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder (previously filed as an Exhibit to Vivendi Universal's Registration Statement on Form 8-A dated December 29, 2000 (and incorporated herein by reference)).

23.1                Consent of RSM Salustro Reydel and Barbier Frinault & Cie.

23.2                Consent of RSM Salustro Reydel.

24.1                Power of Attorney (included on the signature page hereto).

                                                                  Exhibit 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this registration statement on Form S-8 of our report dated April 2, 2001, except with respect to the matters discussed in Note 16 as to which the date is June 28, 2001, and to all references to our Firms included in or made part of this registration statement.

                                Paris, France
                                May 3, 2002



  /s/ Barbier Frinault & Cie                        /s/ RSM Salustro Reydel
Barbier Frinault & Cie                             RSM Salustro Reydel
A member firm of Andersen Worldwide

                                                                  Exhibit 23.2

Vivendi Universal
Registration Statement, Form S-8



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public acountants of Vivendi, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed by Vivendi Universal of our report, dated March 10, 2000, relating to the consolidated balance sheet of Vivendi and its subsidiaries as of December 31, 1998 and the related consolidated statement of income, changes in shareholder's equity and cash flow for the year then ended and to all references to our Firm included in or made part of this registration statement.


                                Paris, France
                                May 3, 2002



                                                    /s/ RSM Salustro Reydel
                                                   RSM Salustro Reydel